UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 13, 2020 (March 9, 2020)

McKESSON CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-13252	94-3207296
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6555 State Hwy 161

Irving, TX 75039

(Address of Principal Executive Offices, and Zip Code)

(972) 446-4800

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	MCK	New York Stock Exchange
0.625% Notes due 2021	MCK21A	New York Stock Exchange
1.500% Notes due 2025	MCK25	New York Stock Exchange
1.625% Notes due 2026	MCK26	New York Stock Exchange
3.125% Notes due 2029	MCK29	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Explanatory Note

On March 10, 2020, McKesson Corporation (the “Company”) announced that it had consummated its previously announced separation of the Company’s interest in Change Healthcare LLC (“Change Healthcare”). The separation was effected through the split-off of PF2 SpinCo, Inc. (“SpinCo”), a wholly owned subsidiary of the Company that held all of the Company’s interest in Change Healthcare, to the Company’s stockholders through an exchange offer (the “Exchange Offer”), followed by the merger of SpinCo with and into Change Healthcare Inc. (“Change”), with Change surviving the merger (the “Merger” and, together with the Exchange Offer, the “Transactions”).

The Exchange Offer was consummated at 11:59 p.m. New York City time on March 9, 2020, and the Merger was consummated effective as of 8:00 a.m. New York City time on March 10, 2020. Upon consummation of the Merger, Change Healthcare became a wholly-owned subsidiary of Change.

The Transactions were consummated in accordance with the Separation and Distribution Agreement (the “Separation Agreement”), by and between the Company, SpinCo, Change and Change Healthcare (and certain of its affiliates), dated February 10, 2020, and the Agreement and Plan of Merger (the “Merger Agreement”), by and between the Company, SpinCo and Change, dated December 20, 2016.

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2020, upon the consummation of the Exchange Offer, and in accordance with the Separation Agreement, the Company, SpinCo, Change and Change Healthcare entered into the Tax Matters Agreement, which will govern the rights, responsibilities and obligations of the Company, SpinCo and Change after the Transactions with respect to tax liabilities and benefits, tax attributes, tax contests and other tax sharing regarding U.S. federal, state and local, and non-U.S., taxes, other tax matters and related tax returns. In addition, the Tax Matters Agreement could restrict Change’s ability to enter into certain change of control or other transactions involving Change equity if such transactions could implicate the tax-free status of the consummation of the Exchange Offer. To the extent the consummation of the Exchange Offer does not qualify as a tax-free transaction as a result of Change’s failure to comply with the Tax Matters Agreement, Change will be required to indemnify the Company, and in certain circumstances the Tax Matters Agreement may require that Change enter into a new tax receivable agreement pursuant to which it will be required to pay to the Company 85% of the certain cash tax savings, if any, arising from the utilization of certain tax basis increases resulting from the consummation of the Exchange Offer.

The Tax Matters Agreement is filed as Exhibits 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such filed exhibit.

Item 7.01	Regulation FD Disclosure.

On March 10, 2020, the Company issued a press release announcing the Company’s planned hosting of a conference call on Tuesday, March 17th at 4:30 PM Eastern Time to discuss the completion of the split-off of SpinCo. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference. During the call, Britt Vitalone, the Company’s Chief Financial Officer, will also discuss the Transactions’ anticipated impact to the Company’s Fiscal 2020 adjusted earnings per diluted share. A live audio webcast of the conference call will be available on McKesson’s Investor Relations website at http://investor.mckesson.com. The conference call can also be accessed by dialing 786-815-8297. The password is ‘McKesson’.

Item 8.01	Other Events.

On March 10, 2020, the Company issued a press release announcing the consummation and preliminary results of the Exchange Offer. The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On March 10, 2020, the Company issued a press release announcing the consummation of the Merger. The press release is attached hereto as Exhibit 99.2 and incorporated herein by reference.

On March 12, 2020, the Company issued a press release announcing the final results of the Exchange Offer. The press release is attached hereto as Exhibit 99.3 and incorporated herein by reference.

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Tax Matters Agreement, by and between McKesson Corporation, PF2 SpinCo, Inc., Change Healthcare Inc. and Change Healthcare LLC, dated as of March 9, 2020.

99.1	McKesson Corporation press release, dated March 10, 2020.

99.2	McKesson Corporation press release, dated March 10, 2020.

99.3	McKesson Corporation press release, dated March 12, 2020.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 13, 2020

McKesson Corporation

By:	/s/ Britt J. Vitalone
Britt J. Vitalone
Executive Vice President and Chief Financial Officer